UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 14, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2008, the general partner of SemGroup Energy Partners, L.P. (the “Partnership”) executed Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of July 20, 2007. The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between SemGroup Energy Partners G.P., L.L.C., the general partner of the Partnership (the “General Partner”), and the Partnership’s unitholders after a follow-on offering of Partnership units. The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the General Partner. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P., effective as of July 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: April 14, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P., effective as of July 20, 2007.